EXHIBIT T3E-3

                          NOTICE OF GUARANTEED DELIVERY

                   For the Tender of and Delivery of Consents
                                 with Respect to
                 12% Series A Senior Subordinated Notes Due 2003
                 12% Series B Senior Subordinated Notes Due 2003 12% Series C Senior Subordinated Notes Due 2003
                   Warrants to Purchase Shares of Common Stock

                                    Issued by

                           Cinemark Mexico (USA), Inc.

     Securityholders desiring to tender their 12% Series A Senior Subordinated Notes Due 2003, 12% Series B Senior Subordinated Notes Due 2003, 12% Series C Senior Subordinated Notes Due 2003 and Warrants to purchase one share of Common Stock of the Company (the "Existing Securities") issued by Cinemark Mexico
(USA), Inc. (the "Company") pursuant to the Exchange Offer and Consent Solicitation of the Company dated August 30, 1996 (as the same may be further amended or supplemented from time to time, the "Exchange Offer"), must use this form or one substantially equivalent hereto to accept the Exchange Offer (as defined below) and simultaneously to consent to the proposed amendments to the indenture governing the Existing Securities if the certificates representing such Existing Securities are not immediately available or time will not permit the Existing Securities and all required documents to reach the Exchange Agent prior to the Initial Expiration Date (as defined below), or if the procedures for book-entry transfer cannot be completed on a timely basis. This form (or a substantial equivalent thereof) may be delivered by hand or sent by registered or certified mail, overnight delivery, facsimile transmission, telegram or telex to the Exchange Agent and must include a guarantee by an Eligible Institution.

     The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on September 27, 1996 (the "Initial Expiration Date"), unless extended (such date, as extended, the "Expiration Date"). The Company intends to execute a Third Supplemental Indenture (the "Third Supplemental Indenture") containing the Proposed Amendments (as defined herein) immediately upon receipt of the Requisite Consents (as defined herein).

                                      The Exchange Agent for the Exchange Offer is:

                                        UNITED STATES TRUST COMPANY OF TEXAS, N.A.

     By Registered or Certified Mail:   By Facsimile Transmission:         By Hand/Overnight Delivery:
                                        (for Eligible Institutions Only):

     United States Trust Company        (214) 754-1303                     United States Trust Company
      of Texas, N.A.                                                         of Texas, N.A.
     2001 Ross Avenue, Suite 2700       2001 Ross Avenue, Suite 2700       Dallas, Texas 75201-2936
                                        Confirmation Telephone:            Dallas, Texas 75201-2936
     Attention: John Stohlman           (214) 754-1200                     Attention: John Stohlman
                                                                           (214) 754-1200

                       (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by land, or by overnight delivery service.)

                             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION
                               OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS
                               SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal distributed with the Exchange Offer is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

DO NOT SEND EXISTING SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO CONSTITUTE A VALID TENDER AND CONSENT.

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



Ladies and Gentlemen:

     The undersigned hereby (a) tenders to the Company the principal amount of the Existing Securities specified below pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer and the Consent Solicitations - Procedures for Tendering Consents Guaranteed Delivery" in the Exchange Offer,
(b) represents that it owns the Existing Securities tendered hereby, and (c) consents to the Proposed Amendments (as defined in the Exchange Offer), all upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Consent and Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned understands that Holders of Existing Securities who tender their Existing Securities are obligated to consent to the Proposed Amendments as described in the Exchange Offer under the caption "Proposed Amendments to Indenture," and, accordingly, the undersigned hereby consents to the Proposed Amendments and acknowledges that tendering such Existing Securities in accordance with the Exchange Offer constitutes a consent with respect to such Existing Securities.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to give the consent. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's consent to the Proposed Amendments and to the execution of the supplemental indenture to the indenture pursuant to which the Existing Securities were issued reflecting such Proposed Amendments.

     The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned consent to the Proposed Amendments and as certification that requisite consents to the Proposed Amendments executed by Holders of Existing Securities have been received.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

_______________________________________________________________________________
         Name(s) of the Registered Holder(s):        __________________________
                                              (Please type or print)
         Address: _____________________________________________________________
          _____________________________________________________________________
         Area Code and Telephone No.:       ___________________________________

                                              Principal Amount/Shares
                                                      Security Numbers            Tendered
Existing Securities Tendered                          (if available)              (In $1,000 Multiples)

12% Series A Senior Subordinated Notes Due 2003       ________________            $____________________
12% Series B Senior Subordinated Notes Due 2003       ________________            $____________________
12% Series C Senior Subordinated Notes Due 2003       ________________            $____________________
Warrants to Purchase Common Stock                     ________________             ____________________

    Signature of Holder(s):
    Dated:

    |_| CHECK HERE IF TENDERED EXISTING SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:

    Name(s) of Tendering Institution:

    Check Box of Applicable Book-Entry Transfer Facility:
    |_|  DTC

    Account Number ____________________________________________________________

    Transaction Code Number ___________________________________________________

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             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

                                    GUARANTEE

                    (Not to be used for signature guarantees)

    The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or any other "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Exchange Agent the Existing Securities tendered hereby in proper form for transfer (or confirmation of book-entry transfer of such Existing Securities to the Exchange Agent in accordance with the book-entry transfer procedures set forth in the Exchange Offer), together with a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other required documents, all by 5:00 P.M., New York City time, on or before the Expiration Date.

    The undersigned acknowledges that it must deliver the Consent and Letter of Transmittal and the Existing Securities tendered hereby to the Exchange Agent within the time period set forth above.


--------------------------------------------------------------------------------


    Name of Firm: _____________________________________________________________

    Address: __________________________________________________________________

    ---------------------------------------------------------------------------

    Area Code and Telephone No.: ______________________________________________


    Authorized Signature: _____________________________________________________

    Name: _____________________________________________________________________

    Title: ____________________________________________________________________

    Dated: ____________________________________________________________________

--------------------------------------------------------------------------------


    NOTE: DO NOT SEND CERTIFICATES OR EXISTING SECURITIES WITH THIS FORM. CERTIFICATES OR EXISTING SECURITIES SHOULD BE SENT ONLY WITH A CONSENT AND LETTER OF TRANSMITTAL.



L:\LEGAL\MDC\CMEXUSA\DELIVERY.003

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